Exhibit 99.1

Contact:	LeAnne Zumwalt
Investor Relations
DaVita Inc.
(650) 696-8910

DAVITA 1st QUARTER 2008 RESULTS

El Segundo, California, April 29, 2008 – DaVita Inc. (NYSE: DVA) today announced results for the quarter ended March 31, 2008. Net income for the three months ended March 31, 2008 was $86.9 million, or $0.80 per share, as compared to $76.6 million, or $0.72 per share, for the same period of 2007.

Financial and operating highlights include:

•

Cash Flow: For the rolling 12-months ended March 31, 2008 operating cash flow was $536 million and free cash flow was $433 million. For the three months ended March 31, 2008 operating cash flow was $91 million and free cash flow was $73 million.

•	Operating Income: Operating income for the three months ended March 31, 2008 was $197 million, as compared to $193 million for the same period of 2007.

•

Volume: Total treatments for the first quarter of 2008 were 3,934,777 or 50,837 treatments per day, as compared to 3,700,271 or 47,807 treatments per day for the first quarter of 2007. Non-acquired treatment growth in the quarter was 5.0% over the prior year’s first quarter.

•	Effective Tax Rate: The effective tax rate for the first quarter of 2008 was 39.0% and we currently project our annual effective tax rate for 2008 to be in the range of 39.0% to 40.0%.

•

Shares Repurchases: During the first quarter of 2008, we repurchased a total of 682,500 shares of our common stock for $32.5 million, or an average price of $47.66 per share, pursuant to previously announced Board authorizations. From the period April 1, 2008 to April 28, 2008, we repurchased an additional 2,120,977 shares of our common stock for a total of approximately $103.7 million, or an average price of $48.89 per share.

•

Center Activity: As of March 31, 2008, we operated or provided administrative services at 1,390 outpatient dialysis centers serving approximately 107,000 patients, of which 1,366 centers are consolidated in our financial statements. During the first quarter of 2008, we acquired 4 centers, opened 27 new centers, closed one center, and provided administrative services to one additional center.

Outlook

Our operating income guidance for 2008 is still projected to be in the range of $790-850 million. We continue to believe that operating income is more likely to be in the lower end of the range. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below and actual results may vary significantly from these current projections.

DaVita will be holding a conference call to discuss its results for the first quarter ended March 31, 2008 on April 29, 2008 at 4:30 p.m. Eastern Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward–looking statements, including statements related to our 2008 operating results. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, competition, accounting estimates and the risk factors set forth in the Company’s SEC filings, including its Form 10-K for the year ended December 31, 2007. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	continued downward pressure on average realized payment rates from commercial payors and possible reductions in government payment rates,

•	changes in the structure of and payment rates under the Medicare ESRD Program which may further reduce Medicare payment rates,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•

legal compliance risks, including our continued compliance with complex government regulations and compliance with the corporate integrity agreement applicable to the dialysis centers acquired from Gambro Healthcare and assumed in connection with such acquisition, and

•	the resolution of ongoing investigations by various federal and state governmental agencies.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended March 31,
	2008	2007
Net operating revenues	$1,344,724	$1,278,166
Operating expenses and charges:
Patient care costs	930,209	881,585
General and administrative	120,765	113,221
Depreciation and amortization	52,811	45,790
Provision for uncollectible accounts	34,631	33,635
Minority interests and equity income, net	9,581	10,618

Total operating expenses and charges	1,147,997	1,084,849

Operating income	196,727	193,317
Debt expense	(59,066)	(68,870)
Other income	4,863	3,195

Income before income taxes	142,524	127,642
Income tax expense	55,590	51,060

Net income	$86,934	$76,582

Earnings per share:
Basic earnings per share	$0.81	$0.73

Diluted earnings per share	$0.80	$0.72

Weighted average shares for earnings per share:
Basic	107,367,000	105,013,000

Diluted	108,239,000	106,739,000

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Three months ended March 31,
	2008	2007
Cash flows from operating activities:
Net income	$86,934	$76,582
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	52,811	45,790
Stock-based compensation expense	9,548	7,702
Tax benefits from stock award exercises	2,618	6,307
Excess tax benefits from stock award exercises	(1,411)	(5,426)
Deferred income taxes	(7,439)	(2,194)
Minority interests in income of consolidated subsidiaries	9,054	10,828
Distributions to minority interests	(16,888)	(10,106)
Equity investment losses (income)	527	(210)
Loss on disposal of assets	1,355	1,552
Non-cash debt and non-cash rent charges	4,074	6,946
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(33,168)	25,875
Inventories	3,499	19,667
Other receivables and other current assets	16,846	(4,471)
Other long term assets	(537)	(1,873)
Accounts payable	(39,217)	(46,387)
Accrued compensation and benefits	(47,571)	(33,988)
Other current liabilities	(6,500)	(31,636)
Income taxes	56,673	26,389
Other long-term liabilities	(184)	(3,316)

Net cash provided by operating activities	91,024	88,031

Cash flows from investing activities:
Additions of property and equipment, net	(64,673)	(49,444)
Acquisitions and purchases of other ownership interests	(8,838)	(189)
Proceeds from divestitures and asset sales	23	98
Purchase of investments available-for-sale	(839)	(20,960)
Purchase of investments held-to-maturity	(109)	(15)
Proceeds from sale of investments available-for-sale	4,955	6,236
Proceeds from maturities of investments held-to-maturity	73	—
Contributions from minority owners	9,759	4,650
Purchase of intangible assets	(64)	(55)

Net cash used in investing activities	(59,713)	(59,679)

Cash flows from financing activities:
Borrowings	4,050,363	3,898,955
Payments on long-term debt	(4,052,066)	(3,894,640)
Deferred financing costs	(130)	(4,048)
Purchase of treasury stock	(7,144)	—
Excess tax benefits from stock award exercises	1,411	5,426
Stock award exercises and other share issuances, net	8,525	12,137

Net cash provided by financing activities	959	17,830

Net increase in cash and cash equivalents	32,270	46,182
Cash and cash equivalents at beginning of period	447,046	310,202

Cash and cash equivalents at end of period	$479,316	$356,384

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	March 31, 2008	December 31, 2007
ASSETS
Cash and cash equivalents	$479,316	$447,046
Short-term investments	45,859	40,278
Accounts receivable, less allowance of $205,528 and $195,953	959,837	927,949
Inventories	76,807	80,173
Other receivables	185,238	198,744
Other current assets	29,604	34,482
Deferred income taxes	241,816	247,578

Total current assets	2,018,477	1,976,250
Property and equipment, net	954,858	939,326
Amortizable intangibles, net	175,161	183,042
Investments in third-party dialysis businesses	18,568	19,446
Long-term investments	12,524	22,562
Other long-term assets	35,938	35,401
Goodwill	3,774,906	3,767,933

	$6,990,432	$6,943,960

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$211,600	$225,461
Other liabilities	479,651	486,151
Accrued compensation and benefits	288,559	334,961
Current portion of long-term debt	35,626	23,431
Income taxes payable	55,298	16,492

Total current liabilities	1,070,734	1,086,496
Long-term debt	3,669,809	3,683,887
Other long-term liabilities	98,286	83,448
Alliance and product supply agreement, net	39,975	41,307
Deferred income taxes	164,026	166,055
Minority interests (fair value of potential put obligations - $316,000 and $330,000)	149,276	150,517
Commitments and contingencies
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued) Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 106,806,458 and 107,130,127 shares outstanding)	135	135
Additional paid-in capital	723,565	707,080
Retained earnings	1,602,224	1,515,290
Treasury stock, at cost (28,055,825 and 27,732,156 shares)	(513,958)	(487,744)
Accumulated other comprehensive loss	(13,640)	(2,511)

Total shareholders’ equity	1,798,326	1,732,250

	$6,990,432	$6,943,960

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2008	December 31, 2007	March 31, 2007
Financial Results:
Net income	$86.9	$85.7	$76.6
Diluted earnings per share	$0.80	$0.79	$0.72
Operating income	$196.7	$195.3	$193.3
Operating income margin	14.6%	14.4%	15.1%
Other comprehensive income
Unrealized (loss) gain on securities, net of tax benefits (expense) of $7.1, $4.8, and ($0.5)	$(11.1)	$(7.5)	$0.8
Business Metrics:
Volume
Treatments	3,934,777	3,983,542	3,700,271
Number of treatment days	77.4	79.6	77.4
Treatments per day	50,837	50,045	47,807
Per day year over year increase	6.3%	5.6%	5.1%
Non-acquired growth year over year	5.0%	4.6%	4.0%
Revenue
Total operating revenue	$1,345	$1,355	$1,278
Dialysis revenue per treatment, including the lab	$328.95	$328.11	$337.84
Per treatment increase (decrease) from previous quarter	0.3%	(1.6%)	1.0%
Per treatment (decrease) increase from previous year	(2.6%)	(1.9%)	3.5%
Expenses
A. Patient care costs
Percent of revenue	69.2%	68.5%	69.0%
Per treatment	$236.41	$232.83	$238.25
Per treatment increase from previous quarter	1.5%	0.5%	1.7%
Per treatment (decrease) increase from previous year	(0.8%)	(0.7%)	2.0%
B. General & administrative expenses
Percent of revenue	9.0%	10.0%	8.9%
Per treatment	$30.69	$33.89	$30.60
Per treatment (decrease) increase from previous quarter	(9.4%)	8.0%	(8.5%)
Per treatment increase from previous year	0.3%	1.4%	2.9%
C. Bad debt expense as a percent of current-period revenue	2.6%	2.6%	2.6%
D. Consolidated effective tax rate	39.0%	37.9%	40.0%

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2008	December 31, 2007	March 31, 2007
Cash Flow
Operating cash flow	$91.0	$223.3	$88.0
Operating cash flow, last twelve months	$536.0	$533.0	$631.2
Free cash flow (1)	$73.2	$184.6	$61.4
Free cash flow, last twelve months (1)	$433.1	$421.4	$515.2
Capital expenditures:
Development and relocations	$46.1	$60.4	$21.3
Routine maintenance/IT/other	$18.5	$39.7	$28.1
Acquisition expenditures	$8.8	$45.3	—
Accounts Receivable
Net receivables	$960	$928	$907
DSO	68	66	66
Debt/Capital Structure
Total debt, excluding debt premium of $4.3 million	$3,701	$3,703	$3,750
Net debt, net of cash, excluding debt premium of $4.3 million	$3,222	$3,256	$3,394
Leverage ratio (see Note 1)	2.94x	2.99x	3.48x
Clinical (quarterly averages)
Dialysis adequacy - % of patients with Kt/V > 1.2	95%	94%	93%
Patients with albumin ≥ 3.5	82%	84%	83%
Patients with HCT ≥ 33	80%	82%	85%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s current Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its term loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for the routine acquisitions that occurred during the period. The Company’s management believes that the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling 12-months ended March 31, 2008
Net income	$392,130
Income taxes	250,274
Debt expense including the write-off of deferred financing costs	247,343
Depreciation and amortization	200,491
Minority interests and equity income, net	44,448
Valuation gain on Product Supply Agreement	(55,275)
Other	(4,743)
Stock-based compensation expense	35,995

“Consolidated EBITDA”	$1,110,663

March 31, 2008
Total debt, excluding debt premium of $4.3 million	$3,701,137
Letters of credit issued	41,002

3,742,139
Less: cash and cash equivalents	(479,316)

Consolidated net debt	$3,262,823

Last twelve months “Consolidated EBITDA”	$1,110,663

Leverage ratio	2.94x

In accordance with the Company’s Credit Agreement, the Company’s leverage ratio cannot exceed 5.00 to 1.0 as of March 31, 2008. At that date, the Company’s leverage ratio did not exceed 5.00 to 1.0.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1.	Free cash flow

Free cash flow represents net cash provided by operating activities less capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under United States generally accepted accounting principles, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. Free cash flow is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended
	March 31, 2008	December 31, 2007	March 31, 2007
Cash provided by operating activities	$91,024	$223,326	$88,031
Less: Expenditures for routine maintenance and information technology	(17,827)	(38,688)	(26,589)

Free cash flow	$73,197	$184,638	$61,442

	Rolling 12-Month Period
	March 31, 2008	December 31, 2007	March 31, 2007
Cash provided by operating activities	$536,029	$533,036	$631,166
Less: Expenditures for routine maintenance and information technology	(102,901)	(111,663)	(115,994)

Free cash flow	$433,128	$421,373	$515,172